Exhibit 99.3

All Correspondence to: Computershare Investor Services PLC The Pavilions, Bridgwater Road, Bristol, BS99 6ZY Form of Proxy - General Meeting to be held on 30 May 2023 at 12.30 pm (London Time) To be effective, all proxy appointments must be lodged with the Company’s registrars at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 12.30 pm (London Time) on 26May 2023. Explanatory Notes: 1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman of the Meeting, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes). 2. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar’s helpline on 0370 702 0000 or you may photocopy this form. Please indicate in the box next to the proxy holder’s name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. 3. The ‘Vote Withheld’ option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a ‘Vote Withheld’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution. 4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at 6.30 pm (London Time) on 26 May 2023. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. 5. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer’s agent (ID number 3RA50) by 12.30 pm (London Time) on 26 May 2023. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer’s agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. 6. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar’s helpline on 0370 702 0000 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. 7. Any alterations made to this form should be initialled. 8. The completion and return of this form will not preclude a member from attending the meeting and voting in person. Adaptimmune Therapeutics plc Cast your Proxy online...It’s fast, easy and secure! www.investorcentre.co.uk/eproxy You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite and agree to certain terms and conditions. Control Number: PIN: SRN: All Named Holders Kindly note: This form is issued only to the addresses(s) and is specific to the unique designated account printed thereon. This personalised form is not transferable between different (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions

Form of Proxy

Please use a black pen. Mark an "X" inside the box as shown in this example. [X]

Please complete this box only if you wish to appoint a third party proxy other than the Chairman of the Meeting. Please leave this box blank if you want to select the Chairman of the Meeting. Do not insert your own name(s).

	*

I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the General Meeting of Adaptimmune Therapeutics plc to be held at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire, OX14 4RX on 30 May 2023 at 12.30 pm (London Time), and at any adjourned meeting.

*For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front).

[ ] Please mark here to indicate that this proxy appointment is one of multiple appointments being made.

Ordinary Resolutions

	For	Against	Vote Withheld
1. To authorize the Directors under Section 551 of the U.K. Companies Act 2006 to allot ordinary shares or to grant rights to subscribe for or to convert any security into shares in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of March 5, 2023 by and among Adaptimmune Therapeutics plc ("Adaptimmune"), TCR^2 Therapeutics Inc. and CM Merger Sub, Inc. (the "merger").	[ ]	[ ]	[ ]
2. To approve the issuance of Adaptimmune ordinary shares to be represented by Adaptimmune American Depositary Shares in connection with the merger for purposes of applicable Nasdaq rules.	[ ]	[ ]	[ ]

I/We direct my/our proxy to vote on the resolutions proposed at the Meeting as indicated above on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting.

In the case of joint holders, only one holder need sign. In the case of a corporation, the Form of Proxy should be signed by a duly authorised official whose capacity should be stated, or by an attorney.

Signature

DD / MM / YYYY